Exhibit 99.1

Marriott International, Inc. Corporate Headquarters

NEWS

Contact:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL FOCUSES ON LODGING MANAGEMENT AND FRANCHISING, COMPLETING SPIN-OFF OF VACATION OWNERSHIP BUSINESS

BETHESDA, Md., November 21, 2011 – Since its founding nearly 85 years ago, never has Marriott International, Inc. (NYSE: MAR) been as fully focused on its core lodging management and franchise business as today, concluding the spin-off of its timeshare business. To complete the spin-off, equity shares of the new company, Marriott Vacations Worldwide Corporation (NYSE: VAC), are being distributed tax-free to Marriott International shareholders.

Marriott International also expects to file a Form 8-K report with the U.S. Securities and Exchange Commission later today containing unaudited pro forma condensed consolidated statements of income, as well as an unaudited pro forma condensed consolidated balance sheet for Marriott International reflecting the impact of the spin-off.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “Today is a milestone. We are tremendously grateful for the business our colleagues built in the vacation ownership industry, and with the spin-off, we know that our timeshare brands being operated by Marriott Vacations Worldwide will be in the best hands with a company whose culture was ‘built by Marriott’. We congratulate the Marriott Vacations Worldwide team on the successful launch of this exciting new company and wish them all the best.

“This is also a very special day for Marriott International. More than ever, we are focused on an ‘asset light’ strategy, with 99 percent of our properties operated under long term management or franchise agreements. We expect to continue to grow our system around the world with the leading brands in the industry.

“Throughout Marriott International’s nearly 3,700 properties in more than 70 countries, approximately 300,000 people will continue serving guests every day across our 18 brands. From our signature Marriott Hotels & Resorts and reinvented Courtyard by Marriott, to our unsurpassed Ritz-Carlton and rapidly emerging Autograph Collection and AC by Marriott, the company’s momentum is growing. More than ever, Marriott International is on the move, leveraging our global size and scale while delivering hospitality that is in every way local and personal.”

Arne Sorenson, Marriott International’s president and chief operating officer, said, “In many ways today we are a new company, one with the tremendous advantage of a decades-long legacy and culture that continue to be the touchstone of our success.

“With the spin-off, the strengths of our core lodging management and franchise business will become more focused and evident. Our adjusted pretax margin should increase and we expect return on invested capital to improve dramatically. Pro forma adjustments associated with the spin-off to the unaudited third quarter 2011 balance sheet reflect a $2.5 billion reduction in total assets and a $1.2 billion decline in debt and other liabilities. Looking ahead, while Marriott

International will continue to benefit from the expected growth in its timeshare business through a royalty fee, the company will focus on growing the industry’s best lodging brand portfolio, expanding on a global scale and opening doors to a world of opportunity.”

For more information or reservations, please visit our web site at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

Note on forward-looking statements: This press release contains “forward-looking statements” within the meaning of federal securities laws, including expectations about continued system growth, increases in adjusted pretax margin, and improved return on invested capital, that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including changes in market conditions; and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of November 21, 2011. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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